                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [ ]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                          Southside Bancshares, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
     (3) Filing Party:

--------------------------------------------------------------------------------
     (4) Date Filed:

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
                           SOUTHSIDE BANCSHARES, INC.
                           1201 South Beckham Avenue
                               Tyler, Texas 75701



                                 March 31, 1998




Dear Shareholders:


On Wednesday, April 22, 1998, our shareholders will gather at the Southside Bank (Main Bank Lobby), 1201 South Beckham Avenue, Tyler, to consider several propositions that are important to Southside Bancshares, Inc. and Southside Bank. The matters to be considered at the meeting include:


         1. Election of three Directors to serve until the 2001 Annual Shareholders' Meeting;

         2. Ratification of the appointment of Coopers & Lybrand L.L.P. as independent accountants for the current fiscal year; and

         3. Transaction of other business that may properly come before the meeting or any adjournments.


Your attendance and vote are important and you are encouraged to vote by completing the enclosed proxy card and returning it in the envelope provided. Shareholders of record at the close of business on March 2, 1998, are entitled to vote at the meeting.


Management will also report on operations and other matters affecting the Corporation, as well as respond to your questions. After the meeting, officers and directors will be available to visit with you.


Sincerely yours,



/s/ B. G. HARTLEY
-----------------
B. G. Hartley
Chairman of the Board

                           SOUTHSIDE BANCSHARES, INC.
                           1201 South Beckham Avenue
                               Tyler, Texas 75701



                                     NOTICE
                                       OF
                         ANNUAL MEETING OF SHAREHOLDERS
                                   TO BE HELD
                                 APRIL 22, 1998


         NOTICE IS HEREBY GIVEN THAT THE ANNUAL MEETING OF SHAREHOLDERS OF SOUTHSIDE BANCSHARES, INC. (HEREINAFTER THE "CORPORATION" OR THE "COMPANY") WILL BE HELD AT SOUTHSIDE BANK (MAIN BANK LOBBY), 1201 SOUTH BECKHAM AVENUE, TYLER, TEXAS, ON APRIL 22, 1998 AT 4:30 P.M., LOCAL TIME, TO CONSIDER AND VOTE UPON THE FOLLOWING MATTERS:


           1. To elect three (3) Directors to serve until the 2001 Annual Shareholders' Meeting;

           2. To ratify the appointment of Coopers & Lybrand L.L.P. as independent accountants for the Corporation for the year ending December 31, 1998; and

           3. To transact such other business that may properly come before the meeting or any adjournments.


         Only shareholders who are registered on the Corporation's books as owners of shares at the close of business on March 2, 1998, are entitled to vote at the meeting.

         Please date, sign, and return the enclosed proxy immediately in the envelope provided. It is important that you sign and return the proxy, even though you actually plan to attend the meeting in person. You may revoke the proxy at any time before the proxy is exercised by giving written notice to the Secretary of the Corporation or by advising the Secretary at the meeting.


                                   By Order of the Board of Directors

                                         /s/   B. G. HARTLEY
                                   ------------------------------------------
                                              B. G. Hartley
                                          Chairman of the Board


Tyler, Texas
March 31, 1998


WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, IT IS REQUESTED THAT THE ENCLOSED FORM OF PROXY BE PROPERLY EXECUTED AND PROMPTLY RETURNED TO SOUTHSIDE BANCSHARES, INC. IN THE ENCLOSED ADDRESSED ENVELOPE.

                           SOUTHSIDE BANCSHARES, INC.
                           1201 South Beckham Avenue
                               Tyler, Texas 75701


                                PROXY STATEMENT

                                    FOR THE
                         ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD APRIL 22, 1998



TO OUR SHAREHOLDERS:

This Proxy Statement is being furnished to shareholders of Southside Bancshares, Inc. (the "Corporation") in connection with the Annual Meeting of Shareholders (the "Annual Meeting") to be held on April 22, 1998, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders, and at any adjournments thereof. This Proxy Statement and applicable form of proxy are first being sent to the shareholders of the Corporation on or about March 31, 1998.


                             REVOCABILITY OF PROXY

If your proxy is executed and returned, it will be voted as you direct. Additionally, if your proxy is executed and returned, it will be voted to approve the minutes of the last Shareholders' Meeting. This will not amount to a ratification of the action taken at that meeting nor will it indicate approval or disapproval of that action. Your proxy may be revoked by notice in writing, to the Secretary of the Corporation at its principal office at any time, or by advising the Secretary at the meeting and voting your shares in person. Your attendance at the meeting will not constitute automatic revocation of the proxy.


                        PERSONS MAKING THE SOLICITATION

The proxy is being solicited by the Board of Directors. The cost of soliciting your proxy will be borne entirely by the Corporation and no other person or persons will bear such costs either directly or indirectly. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by directors, officers, and employees of the Corporation.


                      OUTSTANDING SHARES AND VOTING RIGHTS

The close of business on March 2, 1998, has been fixed as the record date for determining the shareholders of the Corporation entitled to notice of and to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote. In the election of three Directors, to serve until the 2001 Annual Shareholders' Meeting, the three nominees receiving the highest number of votes will be elected. For all other matters a majority of votes cast shall decide each matter submitted to the Shareholders at the meeting. Abstentions and broker non-votes are each included in the determination of the number of shares present for determining a quorum, but will have no effect on the outcome of any of the proposals. At the close of business on March 2, 1998, there were 3,361,393 shares of Common Stock outstanding and eligible to be voted on each matter.

                              CERTAIN SHAREHOLDERS

As of this date, the Corporation knows of no person or entity that is a beneficial owner of more than 5% of the outstanding Common Stock of the Corporation.

                             ELECTION OF DIRECTORS

                                  (PROPOSAL 1)


There are three classes of directors, each of which are comprised of three directors, or a total of nine directors constituting the full Board of Directors. One class of directors is elected each year for a three-year term.

On June 12, 1997, the Board of Directors voted to amend the Corporation's bylaws and increase the number of directors from eight to nine. Director Murph Wilson tendered his resignation from the 1999 class, Sam Dawson was elected by the Board to fill the vacancy, and the Board re-elected Director Wilson to the class of 1998. The three nominees identified below are nominees for election at the 1998 Annual Meeting for a three-year term expiring at the 2001 Annual Meeting. All of the nominees are currently directors of the Corporation and Southside Bank (a wholly-owned subsidiary).


Unless otherwise instructed, proxies received in response to this solicitation will be voted in favor of the election of the persons nominated by management for directors of the Corporation. While it is not expected that any of the nominees will be unable to qualify or accept office, if for any reason one or more shall be unable to do so, the proxies will be voted for the substitute nominee(s) selected by the Board of Directors of the Corporation.

                                                                              INITIAL       SHARES
                   NOMINEES FOR DIRECTORS -                                   ELECTION   BENEFICIALLY   PERCENT
           TERMS TO EXPIRE AT THE 1998 ANNUAL MEETING                            TO         OWNED         OF
                                                                                BOARD    (12-31-97)(1)  CLASS
---------------------------------------------------------------------------------------------------------------
 FRED E. BOSWORTH (80) - Mr. Bosworth has been Chairman of the Board of
 Bosworth & Associates, Inc., an independent insurance agency, since
 1982, until his retirement in November 1997.  He has been associated           1983        50,213        1.5%
 with the insurance industry in various capacities since 1935.                                (2)
---------------------------------------------------------------------------------------------------------------
 B. G. HARTLEY (68) - Mr. Hartley became Chairman of the Board of the
 Corporation in 1983, having previously served as President.  He is
 also Chairman of the Board and Chief Executive Officer of Southside            1982        55,693        1.7%
 Bank, having served as Southside Bank's Chief Executive Officer since                        (3)
 its opening in 1960.  He is a member of the American Bankers
 Association Board of Directors, a member of the Board of Directors of
 East Texas Medical Center Regional Healthcare Systems and Chairman of
 Texas Taxpayers and Research Association.  He is also a Trustee of the
 R. W. Fair Foundation.  He is Chairman of the Texas Bankers General
 Agency, Inc. and a Trustee and a member of the Executive Committee of
 Texas College.
---------------------------------------------------------------------------------------------------------------
 MURPH WILSON (85) - Mr. Wilson has been a partner in the law firm of
 Wilson, Sheehy, Knowles, Robertson and Cornelius since 1953, and a
 practicing attorney since 1938.  He was a charter member of the Board          1982        46,801        1.4%
 of Directors of the Sabine River Authority.  He has also served as                           (4)
 Chairman of the Board of Directors of Southside Bank.
---------------------------------------------------------------------------------------------------------------
                                        DIRECTORS CONTINUING UNTIL THE 1999 ANNUAL MEETING
---------------------------------------------------------------------------------------------------------------
 ROLLINS CALDWELL (76) - Mr. Caldwell is a private investor who served as President of Caldwell Welding Supply Company for 37 years.  He
 currently is involved in equipment and real estate leasing.                    1990        55,198        1.6%
---------------------------------------------------------------------------------------------------------------
 SAM DAWSON (50) - Mr. Dawson is Executive Vice President and Secretary
 of the Corporation serving since 1990.  He joined Southside Bank in
 1974 and currently is President and Chief Operating Officer of                 1997        25,398         *
 Southside Bank. He is a Director of East Texas Medical Center                                (5)
 Hospital, Cancer Institute and ETMC Rehabilitation Hospital.  He is
 also a Director of the Tyler Area Chamber of Commerce.

                                                                              INITIAL       SHARES
                                                                             ELECTION    BENEFICIALLY  PERCENT
                                                                              TO BOARD      OWNED         OF
                                                                                        (12-31-97)(1)    CLASS
-----------------------------------------------------------------------------------------------------------------
 WILLIAM SHEEHY (57) - Mr. Sheehy has been a partner in the law firm of
 Wilson, Sheehy, Knowles, Robertson and Cornelius since 1971, and a
 practicing attorney since 1964.  Mr. Sheehy serves as Southside Bank's         1983        20,265         *
 outside general counsel.                                                                    (6)
-----------------------------------------------------------------------------------------------------------------
                                        DIRECTORS CONTINUING UNTIL THE 2000 ANNUAL MEETING
-----------------------------------------------------------------------------------------------------------------
 HERBERT C. BUIE (67) - Mr. Buie is Chief Executive Officer of Tyler
 Packing Company, Inc., a meat processing firm.  He was initially
 employed by Tyler Packing in 1947, and acquired the corporation                1988       124,434        3.7%
 several years later.  He has served on the Board of Directors of the                        (7)
 Church of God, School of Theology, since 1979 and also serves on the
 Board of Directors of the University of Texas Health Center and the
 Development Board of Directors of the University of Texas-Tyler.  He
 also serves on the Boards of Directors of the East Texas Regional Food
 Bank and the Texas Chest Foundation.
-----------------------------------------------------------------------------------------------------------------
 ROBBIE N. EDMONSON (65) - Mr. Edmonson is President of the
 Corporation, serving since 1983.  He joined Southside Bank as Vice
 President in 1968, and currently is Vice Chairman of the Board of              1982        28,932         *
 Directors and Chief Administrative Officer of Southside Bank.                               (8)
-----------------------------------------------------------------------------------------------------------------
 W. D. (JOE) NORTON (61) - Mr. Norton has been the owner of W. D.
 Norton, Inc., dba Overhead Door, since 1988.  He also owns Norton
 Equipment Company.  Mr. Norton served as President and principal               1988        51,499        1.5%
 shareholder of Norton Companies of Texas, Inc., for 25 years.  He is a
 Director of the Tyler Area Chamber of Commerce.
-----------------------------------------------------------------------------------------------------------------
 ALL  DIRECTORS, NOMINEES AND EXECUTIVE  OFFICERS OF THE CORPORATION AND
 ITS SUBSIDIARY AS A GROUP (11 PERSONS).
                                                                                           492,668       14.6%
                                                                                             (9)

------------------

*  LESS THAN 1%

         1) Unless otherwise indicated, each person has sole voting and dispositive power with respect to the shares set forth opposite his name.

         2) Included in the total are 1,278 shares owned by Bosworth and Associates, Inc., in which Mr. Bosworth served as Chairman of the Board of Directors until November, 1997. Mr. Bosworth disclaims beneficial ownership of these shares. Mr. Bosworth owns 24,468 shares in his name and 24,467 shares in a life estate.

         3) Mr. Hartley has sole voting and dispositive power with respect to 34,153 shares and is Trustee for Patrick Hartley with sole voting and dispositive power with respect to 4,115 shares. He also holds sole voting power with respect to 4,029 shares owned in the Corporation's ESOP Plan, in which he is 100% vested. He does not hold dispositive power. Also included in the total are 2,090 shares owned by Mr. Hartley's wife, Billie Boyd Hartley, of which Mr. Hartley disclaims all beneficial interest and 11,306 shares subject to incentive stock options that are exercisable within 60 days of the Record Date.

         4) Mr. Wilson has sole voting power with respect to 45,523 shares, owned individually. Also included in the total are 1,278 shares owned individually by Mr. Wilson's wife, Emily Wilson. Mr. Wilson disclaims all beneficial interest in the shares owned by his wife.

         5) Mr. Dawson holds sole voting and dispositive power with respect to 4,371 shares and holds sole voting power with respect to 2,126 shares owned in the Corporation's ESOP Plan, in which he is 100% vested. He does not hold dispositive power. Also included in the total are 18,325 shares subject to incentive stock options that are exercisable within 60 days of the Record Date. Mr. Dawson's wife, Kay Dawson, owns 576 shares of which he disclaims all beneficial interest and are included in the total.

         6) Mr. Sheehy has sole voting power with respect to 16,743 shares, owned individually. Mr. Sheehy has a beneficial interest in 3,522 shares owned by Southside Bank, Custodian for William Sheehy IRA and directs voting of these shares.

         7) Mr. Buie has sole voting power with respect to 120,967 shares, owned individually. Also included in the total are 1,914 shares owned by Mr. Buie's wife, Melvina Buie, and 788 shares owned by Mrs. Buie as Trustee for Herbert Rex Buie and 765 shares owned by Mrs. Buie as Trustee for Robin J. Buie. Mr. Buie disclaims beneficial ownership of these 3,467 shares.

         8) Mr. Edmonson holds sole voting and dispositive power with respect to 14,086 shares and holds voting power with respect to 3,118 shares, owned in the Corporation's ESOP Plan, in which he is 100% vested. He does not hold dispositive power. Also included in the total are 11,728 shares subject to incentive stock options that are exercisable within 60 days of the Record Date.

         9) Mr. Jeryl Story, Senior Executive Vice President of Southside Bancshares, Inc., holds joint voting and dispositive power with his wife, Kathlyn C. Story, with respect to 151 shares and sole voting, but not dispositive power, with respect to 2,177 shares owned in the Corporation's ESOP plan, in which he is 100% vested. Also included in the total are 18,325 shares subject to incentive stock options that are exercisable within 60 days of the Record Date, for a total 20,653 shares. Lee Gibson, Executive Vice President of the Corporation and of Southside Bank, holds sole voting power, but not dispositive power, with respect to 1,923 shares owned in the Corporation's ESOP plan, in which he is 100% vested. Also included in the total are 11,659 shares subject to incentive stock options that are exercisable within 60 days of the Record Date, for a total of 13,582 shares.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE INDIVIDUALS NOMINATED FOR ELECTION AS A DIRECTOR.


                   BOARD MEETINGS, COMMITTEES AND ATTENDANCE


The Board of Directors of the Corporation met eleven times during the fiscal year. All directors were present for at least 75% of the meetings of the Board and committees on which they served. Each director of the Corporation also serves as a director of Southside Bank.

The Board of Directors of the Corporation has only one standing committee (the Incentive Stock Option Committee) but its wholly owned subsidiary, Southside Bank, has several standing committees to assist the Boards of Directors of Southside Bank and of the Corporation in the discharge of their respective responsibilities. The committees and the purpose and composition of these committees with respect to persons who are directors of the Corporation and Southside Bank are as follows:

EXECUTIVE COMMITTEE OF SOUTHSIDE BANK

The Executive Committee is authorized to act on behalf of the Board of Directors of Southside Bank between scheduled meetings of the Board, subject to certain limitations. The committee is comprised of Messrs. Bosworth, Buie, Caldwell, Norton, Sheehy and Wilson, who are directors of Southside Bank and directors of the Corporation, but are not officers or employees of either Southside Bank or of the Corporation. Also serving are Messrs. Hartley, Edmonson, and Dawson who are directors and officers of the Corporation and Southside Bank. Mr. Jeryl Story is an officer and advisory director of Southside Bank and Mr. Lee Gibson is an officer of the Corporation, the bank and an advisory director of the bank. The Executive Committee of Southside Bank meets weekly to discharge its responsibilities.

In addition, the members of the Executive Committee comprise the Loan/Discount Committee of Southside Bank. It is their responsibility to monitor credit quality and review extensions of credit. During the fiscal year, the Loan/Discount Committee of Southside Bank met weekly.

TRUST COMMITTEE OF SOUTHSIDE BANK

The Trust Committee of Southside Bank is responsible for the oversight of the operations and activities of the Trust Department. Messrs. Bosworth, Edmonson, Hartley and Dawson, directors of the Corporation and Southside Bank, serve on this committee. Messrs. Richard Babb, Michael Gollob, and Titus Jones (an officer of Southside Bank), are directors of Southside Bank, and serve as members of the Trust Committee. Kathy Hayden, an officer of Southside Bank, also serves on this committee. Messrs. Babb, Bosworth and Gollob are not officers or employees of the Corporation or Southside Bank. The Trust Committee meets monthly.

AUDIT-COMPLIANCE AND ELECTRONIC DATA PROCESSING COMMITTEE OF SOUTHSIDE BANK

The Audit-Compliance and Electronic Data Processing Committee of Southside Bank is responsible for monitoring the internal audit functions, internal accounting procedures and controls and for ensuring compliance with all appropriate statutes. The Audit-Compliance and Electronic Data Processing Committee is comprised solely of directors of Southside Bank who are not officers or employees. Those directors are Messrs. Alton Cade, Jr., Michael Gollob, and James R. Hicks. The Audit-Compliance and Electronic Data Processing Committee of Southside Bank meets monthly.

INVESTMENT/ASSET-LIABILITY COMMITTEE OF SOUTHSIDE BANK

The Investment/Asset-Liability Committee is responsible for reviewing Southside Bank's overall funding mix, asset- liability management policies and investment policies. The members of the Committee are: Messrs. Buie and Norton who are directors of the Corporation and Southside Bank; and Hoyt N. Berryman, Jr., who is a director of Southside Bank; none of the foregoing individuals are officers or employees of the Corporation or Southside Bank. Messrs. Hartley, Edmonson, Dawson and Gibson serve on the committee with Southside Bank officers George Hall, Titus Jones, Jeryl Story, Lonny Uzzell and Andy Wall. The Investment/Asset-Liability Committee meets monthly.

INCENTIVE STOCK OPTION COMMITTEE OF SOUTHSIDE BANCSHARES, INC.

The Incentive Stock Option Committee is primarily responsible for administering the Southside Bancshares, Inc. 1993 Incentive Stock Option Plan. The Incentive Stock Option Committee consists solely of non-employee directors of the Corporation and includes Messrs. Bosworth, Buie and Norton. The committee did not meet in 1997. Stock options granted in 1997 were approved by the full Board of Directors.

                             DIRECTOR COMPENSATION

The Corporation does not compensate its directors for committee service. Each director is paid according to the compensation schedule of Southside Bank. Officers of Southside Bank, who are also bank directors, are paid for the scheduled directors' meeting, the Annual Shareholders' Meeting and the Annual Director Retainer.

         The current director compensation schedule for Southside Bank is as follows:

           DIRECTOR (MONTHLY)                            $500 per meeting
         ------------------------------------------------------------------
           EXECUTIVE (WEEKLY)                            $200 per meeting
         ------------------------------------------------------------------
           TRUST (MONTHLY)                               $ 50 per meeting
         ------------------------------------------------------------------
           AUDIT AND COMPLIANCE (MONTHLY)                $ 50 per meeting
         ------------------------------------------------------------------
           INVESTMENT/ASSET-LIABILITY (MONTHLY)          $ 50 per meeting
         ------------------------------------------------------------------
           ANNUAL DIRECTOR RETAINER                      $500 per year
         ------------------------------------------------------------------
           ANNUAL SHAREHOLDER MEETING                    $500 per meeting

                             EXECUTIVE COMPENSATION

The following information is furnished for the last three fiscal years ended December 31, with respect to the executive officers of Southside Bank who received compensation in excess of $100,000. The Corporation does not pay its executive officers a salary; therefore, this information relates to compensation paid by Southside Bank.

                           SUMMARY COMPENSATION TABLE

                                                                         ANNUAL COMPENSATION
-----------------------------------------------------------------------------------------------------------------------
       NAME AND PRINCIPAL POSITION                       YEAR            SALARY        BONUS           * OTHER ANNUAL
                                                                                                        COMPENSATION
-----------------------------------------------------------------------------------------------------------------------
 B. G. HARTLEY - Chairman of the Board of the            1997           $200,000       $35,000           $  5,700
 Corporation; Chairman of the Board and Chief            1996            200,000        35,000             12,536
 Executive Officer of Southside Bank                     1995            200.000        35,000              9,343
-----------------------------------------------------------------------------------------------------------------------
 ROBBIE N. EDMONSON - President of the Corporation;      1997           $120,833       $15,333           $  5,700
 Vice Chairman of the Board and Chief                    1996            130,000        16,250             11,550
 Administrative Officer of Southside Bank                1995            130,000        15,625              9,501
-----------------------------------------------------------------------------------------------------------------------
 SAM DAWSON  -  Executive Vice President and             1997           $110,000       $13,750           $  5,700
 Secretary of the Corporation; President of              1996             95,000        11,875              9,909
 Southside Bank                                          1995             90,000        11,250             8,362
-----------------------------------------------------------------------------------------------------------------------
 JERYL STORY -  Senior Executive Vice President of       1997           $105,000       $13,125           $  5,700
 Southside Bank                                          1996             95,000        11,875             10,002
                                                         1995             90,000        11,250              8,434
-----------------------------------------------------------------------------------------------------------------------
 LEE GIBSON, CPA  - Executive Vice President of the      1997           $100,000       $12,500           $  5,700
 Corporation; Executive Vice President of Southside      1996             92,292        11,531              7,736
 Bank                                                    1995             87,500        10,938              8,332
-----------------------------------------------------------------------------------------------------------------------

* Each executive officer received director fees from Southside Bank in 1997, 1996 and 1995 of $5,700, $6,100 and $5,700 respectively. ESOP contributions comprise the remaining amount.

REPORT ON EXECUTIVE COMPENSATION

GENERAL

The purpose of this report is to provide insight into the practice and philosophy of the Board of Directors in establishing the compensation for the Executive Officers of Southside Bank and to elaborate on the relationship between corporate performance and executive compensation. All monetary compensation for Executive Officers of the Corporation and Southside Bank is paid solely by Southside Bank. Since neither the Corporation nor Southside Bank has a formal compensation committee, the Executive Committee of Southside Bank is responsible for executive compensation recommendations. The recommendations are presented to the Board of Directors of Southside Bank for final approval.

Management and the Executive Committee keep abreast of current executive compensation issues, trends and levels as a result of financial industry contacts and peer group information. The Chief Executive Officer, B. G. Hartley, initially develops and presents executive compensation recommendations to the Executive Committee with respect to all Executive Officers. Salaries are approved once a year in January and bonuses are approved in June and December. The Executive Committee acts upon the recommendations and then requests approval of the full Board of Directors of Southside Bank. After a review and discussion by the Board of Directors, the compensation package for all Executive Officers is acted upon. In determining the proper levels of executive compensation, the Executive Committee considers the financial health of the Corporation and Southside Bank. As a result, executive compensation is affected by the financial performance of the Corporation and Southside Bank, although specific correlation to financial performance is not established either for a group or an individual and in the final analysis salaries are a subjective determination of the Board of Directors. The total return on the Corporation's Common Stock is not a significant factor in determining executive compensation. The Common Stock of the Corporation is not traded on any market nor is there a market maker.
Supply and demand of the stock can at times have much more effect on the total return of the Common Stock than financial performance by the Corporation or Southside Bank. Because of this limited trading market, the actual performance of the Corporation's stock price is not a significant factor in assessing executive performance or arriving at executive compensation.


CHIEF EXECUTIVE OFFICER COMPENSATION

The Company's Board of Directors considers the factors mentioned above, primarily the financial well-being of the Corporation and peer group compensation trends, in determining the compensation of the Chief Executive Officer. Following an analysis of marketplace data and a subjective assessment of the Chief Executive Officer's contribution to the Corporation, the Executive Committee recommends, and the Board of Directors of Southside Bank approves, the annual salary and bonus of the Chief Executive Officer. This report should provide insight into the decision making process regarding executive officer compensation. It is the intent of the Board of Directors of the Corporation and of Southside Bank that executive compensation be commensurate with the executive officer's level of responsibility and contribution in operating a sound and profitable financial institution.


                BOARD OF DIRECTORS OF SOUTHSIDE BANCSHARES, INC.


       FRED E. BOSWORTH             SAM DAWSON                  JOE NORTON
       HERBERT C. BUIE              ROBBIE N. EDMONSON          WILLIAM SHEEHY
       ROLLINS CALDWELL             B. G. HARTLEY               MURPH WILSON



                   COMPARATIVE OF FIVE YEAR TOTAL RETURN  FOR
                        THE YEAR ENDED DECEMBER 31, 1997





---------------------------------------------------------------------------------------------------------------
                                     1992          1993         1994          1995         1996         1997
---------------------------------------------------------------------------------------------------------------
Southside Bancshares, Inc.           $100          $143         $130          $195         $264         $281
---------------------------------------------------------------------------------------------------------------
Dow Jones Banks                       100           109          104           167          236          352
---------------------------------------------------------------------------------------------------------------
Regional Banks South                  100           103          101           155          217          321
---------------------------------------------------------------------------------------------------------------

                        1993 INCENTIVE STOCK OPTION PLAN

The purpose of the following table is to report grants of stock options to the Executive Officers named in the Summary Compensation Table during 1997. No stock appreciation rights have been granted. Stock options were granted in 1993, 1995, 1996 and 1997 pursuant to the 1993 Incentive Stock Option Plan. None were granted in 1994.

---------------------------------------------------------------------------------------------------------------------
                                        OPTION GRANTS IN LAST FISCAL YEAR
---------------------------------------------------------------------------------------------------------------------
                                                                                           POTENTIAL REALIZABLE
                                                                                         VALUE AT ASSUMED ANNUAL
                                 INDIVIDUAL GRANTS (1)                                     RATES OF STOCK PRICE
                                                                                         APPRECIATION FOR OPTION
                                                                                                 TERM (2)
---------------------------------------------------------------------------------------------------------------------
                                          PERCENT OF
          NAME             OPTIONS      TOTAL OPTIONS      EXERCISE OR     EXPIRATION      AT 5%        AT 10%
                           GRANTED         GRANTED          BASE PRICE        DATE        ANNUAL        ANNUAL
                             (3)       TO  EMPLOYEES IN      ($/SH)           (4)         GROWTH        GROWTH
                                         FISCAL YEAR           (3)
---------------------------------------------------------------------------------------------------------------------
 B. G. HARTLEY              6,000           8.33%             $17.75        06-05-07       $66,977       $169,733
---------------------------------------------------------------------------------------------------------------------
 ROBBIE N. EDMONSON         5,000           6.94%             $17.75        06-05-07       $55,814       $141,444
---------------------------------------------------------------------------------------------------------------------
 SAM DAWSON                 6,000           8.33%             $17.75        06-05-07       $66,977       $169,733
---------------------------------------------------------------------------------------------------------------------
 JERYL STORY                5,500           7.64%             $17.75        06-05-07       $61,395       $155,589
---------------------------------------------------------------------------------------------------------------------
 LEE GIBSON                 5,500           7.64%             $17.75        06-05-07       $61,395       $155,589
---------------------------------------------------------------------------------------------------------------------

1) Options are granted at fair market value on the date of grant. One-fifth of the options vest annually beginning in 1998. The options are scheduled to expire in June 2007.

2) The dollar amounts under these columns are the result of calculations at 5% and 10% rates set by the Securities and Exchange Commission and are not intended to forecast possible future price appreciation of the Corporation's stock.

3) Options listed in the table above are not adjusted for the stock dividend declared in October 1996. The shares were increased by 5% and the exercise price decreased to $16.90 per share.

4) Each option agreement governing that option provides that upon the dissolution or liquidation of the Corporation, a merger or consolidation in which the Corporation is not the surviving corporation, a sale or conveyance of all or substantially all of its assets, or a transaction or series of related transactions in which another corporation makes a tender offer or exchange offer for or becomes the owner of 50% or more of the total combined voting power of all classes of stock of the Corporation, the optionee may exercise the option at any time prior to the termination of the option without regard to the extent that option would have been exercisable under the cumulative installment provisions of his or her option agreement.

The following table discloses for each of the Executive Officers named in the Summary Compensation Table the values of their options at December 31, 1997.

                   AGGREGATED OPTIONS EXERCISABLE IN 1997 AND
                        DECEMBER 31, 1997 OPTION VALUES

                                 NUMBER OF SECURITIES UNDERLYING           VALUE OF UNEXERCISED IN-THE-MONEY
                            UNEXERCISED OPTIONS AT DECEMBER 31, 1997       OPTIONS AT DECEMBER 31, 1997 (1)
-------------------------------------------------------------------------------------------------------------
           NAME               EXERCISABLE           UNEXERCISABLE           EXERCISABLE        UNEXERCISABLE
-------------------------------------------------------------------------------------------------------------
 B. G. HARTLEY                   9,101                 23,868                $  73,108           $119,513
-------------------------------------------------------------------------------------------------------------
 ROBBIE N. EDMONSON              9,523                 22,499                $  77,953           $114,959
-------------------------------------------------------------------------------------------------------------
 SAM DAWSON                      16,120                23,230                $153,687            $112,189
-------------------------------------------------------------------------------------------------------------
 JERYL STORY                     16,120                22,705                $153,687            $111,743
-------------------------------------------------------------------------------------------------------------
 LEE GIBSON                      9,454                 22,705                $  77,161           $111,743
-------------------------------------------------------------------------------------------------------------

(1) Based on $17.75 per share of Common Stock, which was the fair market value of a share of Common Stock on December 31, 1997.

                        DEFINED BENEFIT RETIREMENT PLAN

The Corporation has a retirement plan for eligible employees of the Corporation and Southside Bank that is designed to comply with the requirements of the Employee Retirement Income Security Act of 1974, the entire cost of which is provided by Corporation contributions. Compensation covered by the plan includes all cash and cash equivalent forms including bonus reported for federal income tax purposes [including compensation deferred under IRC 401(K)].

The years of credited service under the plan as of December 31, 1997, for each person named in the current compensation table on the preceding page are as follows: B. G. Hartley - 37 years (37 years at age 67); Robbie N. Edmonson - 29 years (29 years at age 65); Sam Dawson - 23 years (38 years at age 65); Jeryl Story 18 years (37 years at age 65) and Lee Gibson 13 years (37 years at age 65).

The following table shows the anticipated annual benefit, computed on a ten-year certain and life basis, payable upon the normal retirement as of December 31, 1997, of a vested Executive Officer of the Corporation at age 65 after 15, 20, 25, 30, or 35 years of credited service at specified annual compensation levels.

 FINAL 60 MONTHS AVERAGE                     YEARS OF CREDITED SERVICE AT RETIREMENT
                                ---------------------------------------------------------------------
   ANNUAL COMPENSATION               15             20            25            30           35
-----------------------------------------------------------------------------------------------------
         $130,000                $  47,907     $  63,876     $  73,345     $  82,814     $  92,283
-----------------------------------------------------------------------------------------------------
         155,000                    57,657        76,876        88,345        99,814       111,283
-----------------------------------------------------------------------------------------------------
         180,000                    67,407        89,876       103,345       116,814       130,283
-----------------------------------------------------------------------------------------------------
         205,000                    77,157       102,876       118,345       133,814       149,283
-----------------------------------------------------------------------------------------------------
         225,000                    84,957       113,276       130,345       147,414       164,483
-----------------------------------------------------------------------------------------------------
         250,000                    94,707       126,276       145,345       164,414       183,483
-----------------------------------------------------------------------------------------------------
         300,000                   114,207       152,276       175,345       198,414       221,483
-----------------------------------------------------------------------------------------------------

NOTE: Benefits under the employer's qualified plan, Retirement Plan for Subsidiaries of Southside Bancshares, Inc., are subject to the maximum annual benefit limitation during 1998 under Section 415 of the Internal Revenue Code
(IRC) of $130,000. In addition, compensation that can be considered by the plan is limited during 1998 to $160,000, as provided by Section 401(a)(17) of the IRC. These IRC limitations are subject to annual cost-of-living adjustments. The employer has adopted a nonqualified plan that pays to the employee amounts restricted by the IRC. Hence, the benefits shown represent the total amount the employee would receive from both plans and are not subject to any deduction for social security benefits or other offset amounts. In accordance with the provisions in the defined benefit plan, which is available to all employees age 65 that choose to continue employment, Messrs. Hartley and Edmonson received benefits earned under the plan in 1997 of $146,187 and $81,627, respectively.




                      RETIREMENT BENEFIT RESTORATION PLAN

On August 1, 1991, the Board of Directors voted unanimously to approve and adopt a nonqualified Retirement Benefit Restoration Plan that would reinstate retirement benefits to those employees whose benefits are restricted under the limitation as set forth in Section 415 of the Internal Revenue Code of 1986
(IRC). The plan was amended effective January 1, 1994, to also restore any benefits restricted by Section 401(a)(17) of the IRC. The restoration plan will reinstate any retirement benefit, previously provided by the Corporation's Defined Benefit Plan, but restricted as a result of legislation enacted to limit retirement benefits. In 1997 the Restoration Plan paid Messrs. Hartley and Edmonson, $59,825 and $2,284, respectively.



                         EMPLOYEE STOCK OWNERSHIP PLAN

The Corporation has an Employee Stock Ownership Plan which was established to attract, reward and retain valuable employees. The plan is established for the exclusive benefit of the employees of the Corporation and Southside Bank. The ESOP, which is a qualified retirement plan, is designed to invest in the securities of the Corporation and allocate the stock to all eligible full-time employees of the Corporation and Southside Bank after completion of one year's service. Full vesting occurs upon completion of six years credited service. The Corporation did not make a contribution to the plan during the fiscal year ended December 31, 1997.



                          401(k) EMPLOYEE SAVINGS PLAN

The Corporation also sponsors a 401-K Employee Savings Plan. All full-time employees of the Corporation and Southside Bank are eligible to contribute to the Plan. The Corporation does not contribute to the plan. Employees, through salary reduction, are able to contribute up to 20% of their salary (not to exceed $9,500 in 1997) to the qualified plan. Since participation is voluntary and the Corporation does not contribute, participants are 100% vested. Withdrawals from the Plan are allowed at age 59 1/2, upon disability or death, at the occurrence of a financial hardship or termination of employment.



                   OFFICERS LONG-TERM DISABILITY INCOME PLAN

There is a Long-Term Disability Income Plan (the "Disability Plan"), which covers certain officers of the Corporation and Southside Bank in the event they become disabled. Individuals are automatically covered under the plan if they
(a) have been elected as an officer of either the Corporation or Southside Bank, (b) have been an employee of the Corporation or Southside Bank for three years and (c) receive earnings of $50,000 or more on an annual basis. The Disability Plan provides that should a covered individual become totally disabled a benefit of at least 66.7% of current salary, not to exceed $10,000 per month, is available through this plan, the retirement plan and Social Security. The benefits paid out of the Disability Plan may be limited by the benefits paid to the individual under the terms of other Corporate-sponsored benefit plans and Social Security. The annual cost of the Disability Plan is approximately $14,000.

                           DEFERRED COMPENSATION PLAN

Southside Bank has a deferred compensation agreement with seven of its executive officers, which provides for payment of an amount over a maximum period of fifteen years after retirement or death. If an executive officer leaves the bank's employ or is terminated with good cause by the Board of Directors of Southside Bank, no benefits are payable under the plan. The deferred compensation agreements are as follows: Mr. Hartley - $800,000 payable over 15 years; Mr. Edmonson - $360,000 payable over 10 years; Mr. Dawson - $500,000 payable over 10 years, Mr. Story and Mr. Gibson each $400,000 payable over 10 years. The present value of the future benefits assuming a discount rate of 7 1/2% is as follows: B. G. Hartley $577,000; Robbie N. Edmonson $253,000; Sam Dawson $32,000, Jeryl Story $17,000 and Lee Gibson $11,000. The benefits provided by the compensation plan are in addition to those of the Retirement Plan of the Corporation. Southside Bank has acquired a life insurance policy on each executive, with the bank as beneficiary, to cover the cost of the deferred compensation plan.



              TRANSACTIONS WITH DIRECTORS, OFFICERS AND ASSOCIATES

Certain of the executive officers and directors of the Corporation (and their associates) have been customers of Southside Bank and have been granted loans in the ordinary course of business. All loans or other extensions of credit made by Southside Bank to executive officers and directors of the Corporation and Southside Bank were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collection or present unfavorable features. The Corporation expects similar transactions to occur with its executive officers and directors as well as directors and officers of Southside Bank.

The law firm of Wilson, Sheehy, Knowles, Robertson and Cornelius, of which Directors Murph Wilson and William Sheehy are partners, has provided legal services to the Corporation and Southside Bank for many years and continues to do so during the current fiscal year. The Corporation and Southside Bank paid the law firm $148,000 for services rendered in calendar year 1997. During 1997, the Corporation and Southside Bank paid Bosworth and Associates, Inc., of which Fred E. Bosworth was Chairman of the Board, approximately $55,269 for insurance premiums for various insurance policies.



      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

The Company believes its Executive Officers and Directors have complied with all applicable Section 16(a) filing requirements on a timely basis.



          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Company did not have a Compensation Committee of the Board of Directors during 1996. In addition, the Company did not pay any compensation to its Executive Officers during 1996. See "Executive Compensation." The compensation of the Executive Officers of Southside Bank is determined by the Executive Committee of Southside Bank and the Board of Directors of Southside Bank, which is comprised of all of the directors of the Company, including Messrs. Hartley and Edmonson (who are each Executive Officers of Southside Bank and the Company).

For information concerning transactions by the Company and Southside Bank with certain members of the Executive Committee of Southside Bank, please see "Transactions with Directors, Officers and Associates."



             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
                                  (PROPOSAL 2)

The Board of Directors has selected Coopers & Lybrand L.L.P. as independent accountants to audit the financial statements of the Corporation for fiscal year 1998. Coopers & Lybrand L.L.P. has served as the Corporation's independent accountants since August 1991. A representative of Coopers & Lybrand L.L.P. will be in attendance at the

Annual Meeting to answer questions from shareholders. If this proposal to ratify the appointment of Coopers & Lybrand L.L.P. is not approved, the Board of Directors will reconsider the appointment of independent auditors.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS.



                         ANNUAL REPORT TO SHAREHOLDERS

Form 10-K is integrated into the Annual Report to Shareholders for the fiscal year ended December 31, 1997, which accompanies this Proxy Statement. The Annual Report does not constitute outside solicitation materials. Additional copies of Form 10-K are available at no expense to the shareholder upon written request addressed to the Secretary of the Corporation, Post Office Box 8444, Tyler, Texas 75711.



                            SHAREHOLDER'S PROPOSALS

A shareholder must submit his proposal to the Secretary of the Corporation on or before December 15, 1998, for consideration at the Corporation's Annual Meeting to be held in 1999.



                                    GENERAL

The Board of Directors knows of no other business other than that set forth above to be transacted at the meeting, but if other matters requiring a vote of the shareholders arise, the persons designated as proxies will vote the shares of Common Stock represented by the proxies in accordance with their judgment on such matters. If a shareholder specifies a different choice on the proxy, his shares of Common Stock will be voted in accordance with the specification so made.



                                             /s/  B. G. HARTLEY
                                           --------------------------------
                                                B. G. HARTLEY,
                                             CHAIRMAN OF THE BOARD


Tyler, Texas
March 31, 1998

PROXY                    SOUTHSIDE BANCSHARES, INC.

     The undersigned hereby (a) acknowledges receipt of the Notice of Annual Meeting of Shareholders of Southside Bancshares, Inc. (the "Corporation") to be held at Southside Bank (Main Bank Lobby), 1201 South Beckham Ave., Tyler,
Texas, on April 22, 1998 at 4:30 p.m., local time, and the Proxy Statement in connection therewith, and (b) appoints Rollins Caldwell, Sam Dawson, and William Sheehy and each of them, his proxies with full power of substitution and revocation, for and in the name, place and stead of the undersigned, to vote upon and act with respect to all of the shares of Common Stock of the Corporation standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act at said meeting or at any adjournment thereof, and the undersigned directs that his proxy be voted as follows:

     ELECTION OF THREE DIRECTOR NOMINEES           [ ] FOR nominees listed below except as marked to the contrary below
     TO SERVE UNTIL THE 2001 ANNUAL MEETING        [ ] WITHHOLD AUTHORITY by writing nominee's name in space below

                                                   ---------------------------------------------------------------------
                                                                 Fred Bosworth, B.G. Hartley, Murph Wilson

     RATIFICATION OF THE SELECTION OF COOPERS & LYBRAND, L.L.P. AS THE CORPORATION'S INDEPENDENT AUDITORS

                              [ ] FOR              [ ] AGAINST                  [ ] ABSTAIN

     APPROVAL OF SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF

                              [ ] FOR              [ ] AGAINST                  [ ] ABSTAIN

     If more than one of the proxies above shall be present in person or by substitute at the meeting or any adjournment thereof, the majority of said proxies so present and voting, either in person or by substitute, shall exercise all of the powers hereby given.

     THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE; IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE MATTERS SPECIFICALLY REFERRED TO ABOVE.

                          (continued on reverse side)

     The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that said proxies, their substitutes, or any of them, may lawfully do by virtue hereof.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION.

                              Dated:                                   , 1998
                                    -----------------------------------


                              ------------------------------------------------
                                                Signature

                              ------------------------------------------------
                                       (Signature if held jointly)

                              Please date the proxy and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer. Please sign the proxy and return it promptly whether or not you expect to attend the meeting. You may nevertheless vote in person if you do attend.